Exhibit 99a


                           CONFIDENTIAL OFFERING MEMORANDUM



                                  E-BAIT, INC.
                           (A California Corporation)
             Up to 238,000 Shares of Common Stock, $.001 Par Value.
           Offering Price: $.50 Per Share - Total Offering: $119,000
                         Minimum Purchase: 1,000 Shares

IT IS ANTICIPATED THAT THE SECURITIES WILL BE OFFERED FOR SALE IN A NUMBER OF STATES. THE SECURITIES LAWS OF CERTAIN STATES REQUIRE CERTAIN CONDITIONS AND RESTRICTIONS RELATING TO THE OFFERING TO BE DISCLOSED. A DESCRIPTION OF THE RELEVANT CONDITIONS AND RESTRICTIONS IS SET FORTH BELOW. FURTHERMORE, CERTAIN STATES IMPOSE SUITABILITY STANDARDS ON PROSPECTIVE PURCHASERS IN ADDITION TO THOSE GENERALLY IMPOSED BY THE COMPANY. IT SHOULD NOT BE ASSUMED BY REASON OF THE SUMMARY BELOW OF A PARTICULAR STATE'S REQUIREMENTS THAT THE COMPANY HAS BEEN AUTHORIZED TO OFFER OR SELL SECURITIES IN SUCH STATE.

THESE SECURITIES ARE BEING ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISION OF THE SECURITIES LAWS, SPECIFICALLY RULE 504 OF REGULATION D UNDER THE SECURITIES ACT OF 1933, AND VARIOUS SELF-EXECUTING LIMITED OFFERING EXEMPTIONS OR ISOLATED TRANSACTION EXEMPTIONS IN THE STATES WHERE AN OFFERING WILL BE MADE, WHICH THE OFFER INTENDS TO FULLY COMPLY WITH AND IS TAKING SPECIFIC INTERNAL STEPS TO DO SO. WHILE THERE ARE NO RESTRICTIONS ON THE RESALE OF THESE SECURITIES ON THE FEDERAL LEVEL, THE VARIOUS STATE LAW REQUIREMENTS MUST BE COMPLIED WITH FOR PURPOSES OF RESALE, WHICH MAY BE DONE PURSUANT TO EXEMPTION WHEREVER AVAILABLE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
                       Price to Purchasers          Proceeds to the Company

Per Share                   $ 0.50                         $ 0.50
Total Offering              $ 119,000.00                   $119,000.00
--------------------------------------------------------------------------------


                                  E-BAIT, INC.
                               2279 Segundo Ct #4
                              Pleasanton, CA. 94588
                              http://www.ebait.com
            The effective date of this Memorandum is February 9, 1999

                                TABLE OF CONTENTS

OFFERING SUMMARY..............................................................4

   The Company................................................................4

   The Offering...............................................................4

   Selected Financial Information.............................................4

RISK FACTORS..................................................................5

   Business Risks.............................................................5

DILUTION......................................................................6

USE OF PROCEEDS...............................................................7

PROPOSED BUSINESS OF THE COMPANY..............................................7

   History and Organization...................................................7

   The Company................................................................7

   Business of the Company....................................................7

PRIMARY MARKETING.............................................................8

   Internet Marketing.........................................................8

   Internet...................................................................8

   Business Development.......................................................8

   Competition................................................................9

   Management.................................................................9

RESUMES.......................................................................9

COMPENSATION.................................................................10

INDEMNIFICATION AND EXCLUSION OF LIABILITY OF DIRECTORS AND OFFICERS.........11

CONFLICTS OF INTEREST........................................................11

STOCK........................................................................12

   Principle Shareholders....................................................12

   Description of Securities.................................................12

PRICING THE OFFERING.........................................................12

LITIGATION...................................................................13

LEGAL MATTERS................................................................13

EXPERTS......................................................................13

ADDITIONAL INFORMATION.......................................................13

                                  THE OFFERING

This offering is being made by E-Bait, Inc. (the "Company") on a "best efforts" basis. The Company is offering 238,000 shares of its common stock ("Shares") at a price of $.50 per share. All funds received from subscribers will be deposited in the bank account of the Company upon acceptance of the subscription.

There is no market for the shares being offered and there can be no assurance that a market will develop by reason of this offering. The offering price has been arbitrarily determined by the Company, and has no relationship to the Company's assets, book value, net worth, or other recognized criteria of value. The Company has no operating history and there are significant risks that exist concerning the Company and its proposed operations (see "RISK FACTORS").

The Company has filed or will file a Notice of Sale of Securities Pursuant to Regulation D, Section 4(6) and/or Uniform Limited Offering Exemption (the "Notice") on Form D with the United States Securities and Exchange Commission.

Copies of the Notice on Form D may be inspected without charge at the corporate offices of the Company during regular business hours and copies of all or any part thereof may be obtained from the Company at prescribed rates.

THE SHARES ARE OFFERED BY THE COMPANY AND MAY BE SOLD BY OFFICERS AND DIRECTORS OF THE COMPANY SUBJECT TO PRIOR SALE, WITHDRAWAL, CANCELLATION OR MODIFICATION WITHOUT NOTICE. OFFERS TO PURCHASE, AND CONFIRMATIONS OF SALE ISSUED BY THE COMPANY ARE SUBJECT TO ACCEPTANCE BY THE COMPANY AND IT IS THE RIGHT OF THE COMPANY TO REJECT ANY OFFER TO PURCHASE AND CANCEL ANY CONFIRMATION OF SALE, IN WHOLE OR IN PART, WITH OR WITHOUT CAUSE, AT ANY TIME PRIOR TO DELIVERY OF THE SHARES TO A SUBSCRIBER.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION, OR IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. ALL PAYMENTS FOR THESE SECURITIES SHALL BE BY CASH, CHECK, OR MONEY ORDER AND MADE PAYABLE TO E-BAIT, INC.

THE TERMINATION DATE OF THIS OFFERING IS NINETY (90) DAYS AFTER THE DATE OF THIS PROSPECTUS, UNLESS EXTENDED BY THE COMPANY FOR AN ADDITIONAL NINETY (90) DAYS.

                                OFFERING SUMMARY

The following is a summary of certain information contained in this Offering Memorandum and is qualified in its entirety by the more detailed information appearing elsewhere in this document.

The Company
E-BAIT, Inc. (the "Company") was organized as a California corporation on February 4, 1999. Its principal office is currently located at 2279 Segundo Court, #4, Pleasanton, California 94588. The office telephone number is (925) 462-6280.

The Company was formed to market fishing lures and similar products from several different independent lure and fishing industry manufacturers. Each manufacture of a product will be assigned a web page (or pages) to display, market, and sell their lures. Potential customers will have the opportunity to purchase lures via the Internet or call a toll-free operator and place their order. The Company will retain a percentage from each sale for compensation. The Company's web page is located and can be found at http://www.ebait.com.

The Company is a start-up enterprise in the development stage and has had no revenues to date. (See "Proposed Business of the Company").

The Offering

--------------------------------------------------------------------------------
Description of Shares Offered:                 238,000 Shares of Common Stock
                                               $.001 Par Value; $0.50 per share
--------------------------------------------------------------------------------
Shares Outstanding prior to Offering:          1,762,000 Shares of Common Stock

--------------------------------------------------------------------------------
Shares Outstanding after Offering:             2,000,000 Shares of Common Stock
(If all Securities are sold)
--------------------------------------------------------------------------------

Selected Financial Information

The following sets forth selected financial information as of February 4, 1999. The Company's fiscal year end is December 31.

                               Balance Sheet Data

--------------------------------------------------------------------------------
Cash                                                                      $0.00
--------------------------------------------------------------------------------
Total Assets                                                              $0.00
--------------------------------------------------------------------------------
Total Liabilities                                                         $0.00
--------------------------------------------------------------------------------
Book Value Per Share                                                      $0.001
--------------------------------------------------------------------------------

                                  RISK FACTORS

1. Arbitrary Offering Price. Prior to the offering made hereby, there has been no market for the Company's Common Stock. The offering price of the Shares has been arbitrarily determined by the Company and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining such offering price were the Company's current financial condition, the degree of control which the current shareholders desired to retain, and an evaluation of the prospects for the Company's growth. The offering price set forth on the cover page of this Prospectus should not, therefore, be considered an indication of the actual value of the Common Stock of the Company.

2. Dilution. Investors participating in this offering will not incur immediate, substantial dilution. See "DILUTION".

3. Lack of Market for Shares. There is no market for the Company's Shares and there can be no assurance that such a market will develop by reason of this offering. Upon completion of the offering, there is a possibility that even if a market does develop, it would not be sustained. The investment community may show little or no interest in the Shares offered; and, accordingly, investors may not be readily able to liquidate their investment. Even if a purchaser hereunder is able to find a brokerage firm to effect a transaction in the securities of the Company, a combination of brokerage commissions, state transfer taxes, when applicable, and any other selling costs may exceed the offering price of the same.

4. No Underwriter. The Company will sell the Shares offered hereby without the use of an underwriter. The Company may experience difficulty in completing the sale of its Shares and if so, the Company may not be able to complete its business plan as successfully as it might if the maximum numbers of Shares are sold.

5. No Likelihood of Dividends. The Company has never paid dividends. At present, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future and intends to devote any earnings to the development of the Company's business. Investors who anticipate the need for immediate income from their investment should refrain from the purchase of the Shares.

6. Potential for Future Stock Offerings. In the event the proceeds from this Offering are inadequate to finance operations, the Company may conduct future offerings of its securities. Such an offering would dilute the ownership interests of investors in this offering.

Business Risks

7. Recently Organized Company. The Company was only recently organized and should be considered a start-up company. The Company has no operating history and has not conducted any significant business prior to its organization. The Company, therefore, must be considered promotional and in its early formative and developmental stage. Potential investors should be aware of the difficulties normally encountered by a new enterprise. There is nothing at this time on which to base an assumption that the Company's business plans will prove successful, and there is no assurance that the Company will be able to operate profitably (see "PROPOSED BUSINESS OF THE COMPANY").

8. Use of Proceeds Not Specific. The proceeds of this offering have been allocated only generally. Proceeds from sale of Shares will most likely be allocated to working capital or administrative expenses. Accordingly, investors will entrust their funds with management in whose judgment investors must depend, with only limited information about management's specific intentions. (See "USE OF PROCEEDS" and " PROPOSED BUSINESS OF THE COMPANY ").

9. Controlling Entities and Potential Conflicts of Interest. Upon completion of this offering, the present directors and executive officers and their respective affiliates, will beneficially own approximately 88.10% of the outstanding Common Stock. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company. Management will be engaged in transactions with the Company that will involve potential conflicts of interest. In addition, the officers are not required to devote all of their time and energies to the business and affairs of the Company.

10. Competition. There are numerous corporations, firms, and individuals, which are engaged in the type of business activities contemplated by the Company. Many of those entities are more experienced and possess substantially greater financial, technical and personnel resources than the Company. While the Company hopes to be competitive with other similar companies, there can be no assurance that such will be the case.

                                    DILUTION

Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders' equity applicable to the Common Stock as shown on the Company's balance sheet divided by the number of shares of Common Stock outstanding. As a result of such dilution, in the event the Company is liquidated, a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.

The net tangible book value of the Company's Common Stock as of February 4, 1999 is $0.00, or $0.00 per share. After giving effect to the receipt of estimated gross proceeds of $119,000 from the sale by the Company of 238,000 shares of Common Stock the pro forma net tangible book value would then be $119,000 or $0.0595 per share of Common Stock. This represents an immediate increase in the net tangible book value of $0.0595 per share of Common Stock to existing holders of Common Stock, from the proceeds of the Offering and substantial dilution, to the new investors (i.e., the difference between the assumed initial offering price of $0.50 per share of Common Stock and the pro forma net tangible book value per share) of $0.4405 per share of Common Stock.

                                 USE OF PROCEEDS

The gross proceeds of the offering will be $119,000. The principal purposes and priorities in which proceeds are to be used are as set forth below:

--------------------------------------------------------------------------------
Gross Proceeds:                    $119,000                            100.0%
--------------------------------------------------------------------------------
Incorporation Fees                    1,000                              .8%
--------------------------------------------------------------------------------
Transfer Agent                        1,500                              1.3%
--------------------------------------------------------------------------------
Offering Related Expenses             1,500                              1.3%
--------------------------------------------------------------------------------
Accounting & Legal Fees              16,000                             13.4%
--------------------------------------------------------------------------------
Miscellaneous Working Capital        44,000                              37%
--------------------------------------------------------------------------------
Consulting Fees                      20,000                             16.8%
--------------------------------------------------------------------------------
Web Site Development                 35,000                             29.4%
--------------------------------------------------------------------------------
TOTAL:                             $119,000                            100.0%
--------------------------------------------------------------------------------

The amounts set forth above merely indicate the proposed use of proceeds and the actual expenditures may vary substantially from these estimates depending upon economic conditions and the production and sale of the products and services provided by the Company. Accordingly, the Company reserves the option to seek additional funds through loans, other offerings of the Company's securities or other financial arrangements.

                        PROPOSED BUSINESS OF THE COMPANY

History and Organization

E-BAIT, Inc. (the "Company") was organized as a California Corporation in February 4, 1999. Its principal office is currently located at 2279 Segundo Court, #4, Pleasanton, California 94588. The office telephone number is (925) 462-6280.

The Company

The Company was formed to market fishing lures from several independent lure manufacturers. Each manufacturer will have a web page or pages to show their lures. Customers can purchase lures on the Web page, download a fax order sheet or use an 800 number. The Company will take a percentage from each sale for compensation.

Business of the Company

In 1998 statistics from a survey conducted jointly by the US Fish And Wildlife Service and the American Sportsfishing Association (ASA) reveal that the economic impact of sport fishing in the United States reached $108 billion in 1996. That figure represents a 36 percent increase since the last such study was conducted in 1991. Fishing is the number 3 outdoor sport in the United States in terms of participation, only behind swimming and bicycling according to the National Sporting Goods Association. Nearly 50 million people 7 years or older went fishing in 1996. That is nearly double the number of participants in golf and four times the number of people that play tennis. This same study revealed that national sales of live bait totaled $1 billion and artificial lures and bait totaled $880 million.

Fishermen, much like golfers, are always looking for that new product that will give them the edge (help them catch the big one). There are several regional fishing lure manufacturers around the country. These manufacturers make high quality products, often hand made. Their sales usually dominate over the national brands in their local markets. Because of limited marketing, the majority of their sales are in a local or concentrated area. The Company will provide these manufacturers worldwide exposure over the Internet. Customers will be able to view the individual products and get complete instruction on their use. The web pages will include pictures, testimonials, audio and video clips of the manufacturers lures and their catch. Customers can purchase lures on the web page, download a fax order sheet or use an 800 number. The Company will receive compensation of 30 percent from each sale generated from the web site. Web banner advertising will be an additional revenue source once the site traffic is sufficient to attract advertisers.

                                PRIMARY MARKETING

Internet Marketing

The Company will provide the web pages to lure manufacturers for free. The Company will draw a commission from each lure sale made on the web site, fax order sheet or from the 800 number. Orders will be billed, processed and shipped directly from the different lure manufacturers. The Company currently has a contract with A & H Industries Inc., which manufactures Bill's Scented Lures
(TM) to provide web pages for the sale of their lures. The Company is also entered into contract talks with one other manufacturer. The Company will add many more manufacturers as soon as funding is available. Bill's Scented Lures
(TM) (Bill's) specializes in hand-poured scented worms. Bill's worms are available in many different formats. Their # 1 product is a 3-hook rigged worm.

Internet

With proceeds from this offering, the Company will build and expand the web site to market more fishing lure manufacturers. The Company expects a steady supply of manufacturers wanting web space. E-Bait will provide manufacturers with worldwide exposure for a very low cost and risk. The Company will be a fishing e commerce infomediary, never touching the physical merchandise. The Company also expects a steady growth of satisfied consumers will emerge with an ongoing interest in the newest and latest products from the lure manufacturing companies for years to come.

Business Development

Management plans to attend as many outdoor and fishing conventions, shows and fairs as possible to expose the Company's web site. The Company will also solicit Internet Service Providers (ISP's) to provide links to the E-Bait site. The Company will build a database of all site consumers and visitors that fill out the site guest book. The site will eventually offer return visitors suggestions on lure purchases based on and their preferred fishing locations, species fished for and previous purchases.

Competition

To the Company's knowledge, there are no other web-based businesses being developed that promote the sale of products from small independent fishing lure manufacturers.

Management

The directors and executive officers of the Company are as follows:
--------------------------------------------------------------------------------
NAMES                      AGE                            POSITION(S)
--------------------------------------------------------------------------------
Edward L. McElroy          45                    President & Director
--------------------------------------------------------------------------------
Tom Farrell                53               Vice President & Director
--------------------------------------------------------------------------------
Mark Heverly               36         Treasurer, Secretary & Director
--------------------------------------------------------------------------------

The directors named above will serve until the first annual meeting of the Company's shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exist or are contemplated.

                                     RESUMES

Edward McElroy
President and Director

Mr. McElroy is currently serving as the President and a Member of the Board of Directors. Mr. McElroy has a solid track record of increasing sales and expanding product distribution. He has a strong background encompassing product distribution, merchandising, motivational training and directing of sales teams.

As of March 1998, Mr. McElroy is a National Sales Development Manager for Bandag Co. He provides Bandag dealers and their commercial sales forces with training, knowledge, and skills to provide adequate market coverage for Bandag. His mission is to increase profitability, optimize dealer operations and coordinate the development and implementation of comprehensive Annual Business plans for each individual dealer.

From 1975 to 1998 Mr. McElroy held several sales and marketing positions for Eastman Kodak Co. During that time period, he managed many large regional and national accounts. He has won numerous company awards for exceeding sales goals.

Mr. McElroy is a graduate of University of Illinois with a Bachelor of Science in Business Administration / Marketing and St. Louis University with a Masters of Business Administration.

Tom Farrell
Vice President and Director

Mr. Farrell is currently serving as the Vice President and a Member of the Board of Directors. Mr. Farrell will be a great asset to the Company as he has been in the fishing business for the last 18 years. Many local fishermen depend on Tom for current fishing trends and guide services. Mr. Farrell has landed several trophy fish throughout North American waters. Mr. Farrell's relationship with other lure manufacturers is a key to expanding E-Bait's content.

Mr. Farrell is currently the President of A & H Industries Inc. Since 1988 A & H Industries Inc. has manufactured Bill's Scented Lures(TM). A & H Industries has significantly expanded Bill's product line and sales, the company has experienced a 15% annual growth rate.

From 1980 to 1994, Mr. Farrell owned and operated the A & H Outpost Bait Shop. From 1975-1980, he was an Insurance Agent for Prudential Insurance.

Mr. Farrell is a graduate of Bethany College in Mankato Minnesota.

Mark D. Heverly
Treasurer, Secretary and Director

Mr. Heverly is currently serving as the Treasurer, Secretary and a Member of the Board of Directors. Mr. Heverly has extensive experience in developing and managing project operations and expenditures. Fishing since his early childhood, Mr. Heverly is an avid fresh and salt-water fisherman.

Mr. Heverly is primarily an Aircraft Inspector and Process Improvement Team Leader for United Airlines. Mr. Heverly has been with United since 1985. His primary functions as an Inspector include inspecting aircraft for defects and verifying work accomplished on flight safety items. As a Process Improvement Team Leader he facilitates a team of employees that actively identify inefficient maintenance processes. Mr. Heverly and his team reengineer the process, provide a complete financial analysis, and oversee the project implementation.

From 1984 to 1985 Mr. Heverly worked for National Airmotive Corp. as a Senior Test Cell Operator. He installed, tested, and calculated performance analysis on several different turbine engines types. Mr. Heverly is also CEO and President for e-Commerce Inc. e-Commerce is a privately held company that invests in new Internet related technologies companies.

Mr. Heverly is an Honors graduate from Spartan School of Aeronautics in Tulsa Oklahoma.

                                  COMPENSATION

The Board of Directors has adopted a salary compensation structure for the Officers of the Company. Three selected Officers, the President, Vice President, and the Secretary will receive no salary for the first six months. After six months, the Board will reevaluate the compensation plan based on the financial condition of the Company. The Company will reimburse its officers and directors for any out of pocket expenses incurred on behalf of the Company. The Company does not have any pension, profit sharing, stock bonus, or other benefit plans. Such plans may be adopted in the future at the discretion of the Board of Directors.

The Directors and Officers initially will devote their time to the Company's affairs on an "as needed" basis, the amount of which is undetermined at this time. Such time could amount to as little as ten percent of the time they devote to their own business affairs. There are no other persons whose activities are material to the Company's operations.

                  INDEMNIFICATION AND EXCLUSION OF LIABILITY OF
                             DIRECTORS AND OFFICERS

So far as permitted by the California Business Corporation Act, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they may incur and defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (collectively, the "Acts") may be permitted to directors, officers or controlling persons pursuant to foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Acts and is, therefore, unenforceable.

                              CONFLICTS OF INTEREST

All of the officers have business activities outside of the Company. There will be occasions when the time requirements of the Company conflict with the demands of the officers' other business interests. In this event, such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

The Company's officers and directors are subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Company has indicated an interest, either through its proposed business plan or by way of an express statement of interest contained in the Company's minutes. No such indication of interest has yet been declared. If such areas of interest are delineated, all business interests which may conflict with those of the Company which come to the attention of an officer and/or director of the Company must be promptly disclosed to the Board of Directors and made available to the Company. In the event the Board shall reject an opportunity so presented, and only in that event, any of the Company's officers and directors may avail themselves of such an opportunity. Every effort will be made to resolve any conflicts, which may arise in favor of the Company. There can be no assurance, however, that these efforts will be successful.

                                      STOCK

The following table sets forth information with respect to the share ownership of the Company's stock, both before and after this offering, of all shareholders with beneficial ownership greater than five percent, directors, and officers.

Principle Shareholders

--------------------------------------------------------------------------------
Owner             Shares Owned       % Before Offering        % After Offering
--------------------------------------------------------------------------------
Mark Heverly       1,762,000               100%                     88.1%
--------------------------------------------------------------------------------
Total              1,762,000               100%                     88.1%
--------------------------------------------------------------------------------

Description of Securities

The Company is currently offering 238,000 Shares (the "Shares") of its common stock at a price of $.50 per share.

The Company is authorized to issue 50,000,000 shares of its Common Stock, $.001 par value. Each share of Common Stock is entitled to share pro rata in dividends and distributions with respect to the Common Stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of Common Stock has any pre-emptive right to subscribe for any of the Company's securities. Upon dissolution, liquidation or winding up of the Company, the assets will be divided pro rata on a share-for-share basis among holders of the shares of Common Stock after any required distribution to the holders of the preferred stock. All shares of Common Stock outstanding are fully paid and non-assessable and the shares will, when issued upon payment therefore as contemplated hereby, be fully paid and non-assessable.

Each shareholder of Common Stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors will be able to elect all the directors if they choose to do so.

                              PRICING THE OFFERING

There is no market for the Shares. Although the Company plans to try and develop a market for the shares, there is no assurance that a market will develop for such following the offering. The offering price of the Shares to be sold in the offering was determined by the Company. In determining the offering price and number of Shares to be offered, the Company considered such factors as the financial condition of the Company, its net tangible book value, lack of operating history, and general condition of the securities markets. Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered to be an indication of the book value of the stock. The price bears no relation to the Company's assets, book value, lack of earnings or net worth or any other traditional criterion of value. Even in the event a market develops for the Common Stock of the Company; it is unlikely that normal market forces will result in a price increase of the Common Stock.

                                   LITIGATION

The Company is not presently a party to any litigation nor, to the knowledge of Management, is any litigation threatened.

                                  LEGAL MATTERS

Patricia Cudd & Associates whose principal address is 1120 Lincoln Street, Suite 1310, Denver, Colorado 80203 will provide legal services in rendering an opinion with respect to the exemption to registration of the shares of common stock of the Company offered in this offering. Patricia Cudd, Esq. will be acting as the corporate attorney from this firm, on behalf of the Company.

                                     EXPERTS

Sam Cordovano of Cordovano and Company, independent Certified Public Accountants, whose principle address is 201 Steele Street, Suite 300, Denver, Colorado 80206 will act as auditor with respect to the financial and accounting statements of the Company.

                             ADDITIONAL INFORMATION

The Company will file, within 15 days of the first sale of securities, with the Securities and Exchange Commission a Notice of Sale of Securities Pursuant to Regulation D, Section 4(6), and/or Uniform Limited Offering Exemption (the "Notice") on Form D under the provisions of the Securities Act of 1933. Copies of the Notice on Form D may be purchased at the Commission's principal office, upon payment of the fees presented by the Commission, or at the Company's corporate offices during regular business hours.

                                               ---------------------------------
Subscription #                                                  Subscribers Name

                          STOCK SUBSCRIPTION AGREEMENT

E-BAIT, Inc.
2279 Segundo Court, #4
Pleasanton, California 94588

RE: Acquisition of Common Shares of E-BAIT, Inc., A California Corporation (the "Company").

A.       SUBSCRIPTION

         The undersigned hereby acknowledges receipt of a copy of the offering memorandum of the company and hereby subscribes for the number of Common Shares (the "Shares") in the Company set forth on the signature page below at the purchase price indicated.

B.       SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES

         The undersigned hereby represents and warrants as follows:

         1. Rule 504 Warranties. In connection with your offer of Shares, I represent and warrant that I am over the age of 21 years; have had an opportunity to ask questions of the principals or representatives of the Company; that I, individually or together with others on whom I rely, have such knowledge and experience in financial and business affairs that I have the capability of evaluating the merits and risks of my investment in the Company; that I am financially responsible and able to meet my obligations hereunder and acknowledge that this investment is by its nature speculative; that you have made all disclosure and documents pertaining to this investment available to me and; where requested, to my attorney, accountant and investment adviser; and that I will not sell my shares without registration under the Securities Act of 1933 or exemption therefrom.

         2. Suitability. I represent that I either have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the Company or, together with the purchaser representative, if any, named below, have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of my investment in the Company; that I relied on my own legal counsel or elected not to rely on my counsel despite the Company's recommendation that I rely on my own legal counsel; and that I am able to bear the economic risk of such investment.

         3. Representations by the Company. Except as set forth in the Offering Memorandum, no representations and warranties, oral or otherwise, have been made to the undersigned by the Company or any agent, employee or affiliate of the Company, or any other person whether or not associated with this Offering and in entering into this transaction, the undersigned is not relying upon any information other than contained in the Offering Memorandum and the results of his own investigation.

         4. Risk. The undersigned understands that an investment in the Company involves substantial risks, and the undersigned has carefully reviewed and is aware of all of the risk factors related to the purchase of the Shares, including those set forth under the caption "Risk Factors" in the Offering Memorandum.

         5. Residency Declaration. The undersigned represents and warrants that he is a resident of the State in which this offer is made insofar as he occupies a dwelling within the state and intends to remain within the State for an indefinite period of the time. Further, if the undersigned is not a resident of the State in which the offer is made, then the undersigned represents and warrants that he is not a resident of any other state or possession of the United States.

         6. Restrictions of Transferability. The undersigned understands that the Shares have been offered only in the states where permitted and are being sold pursuant to an exemption from registration under the Securities Act of 1933, as amended under Section 3 (b) and Rule 504 thereof and pursuant to the analogous State statutes. The undersigned further understands that the Shares may not be registered in any state which does not recognize such exemption and any transfers to residents of such state must be made pursuant to registration or an exception from registration in the transferee's state.

         7. Indemnification and Arbitration. The undersigned recognizes that the offer of the shares of Shares in the Company was based upon his representations and warranties contained above and hereby agrees to indemnify the Company and to hold it harmless against and all liabilities, costs or expenses (including reasonable attorney's fees) arising by reason of, or in connection with, any misrepresentation or any breach of such warranties by the undersigned, or arising as a result of the sale or distribution of the Shares by undersigned in violation of the Securities Act of 1933, as amended , or any other applicable law. Further, in the event that any dispute were to arise in connection with this Agreement or with the undersigned's investment in the company, the undersigned agrees, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration accordance with the rules of the National Association of Securities Dealers (NASD) at a place to be designated by the Company.

         8. Accredited Investor. I AM ______or I AM NOT______ an accredited or exempted investor based on the qualifications below:

               a. A person who purchases at least $150,000 worth of common stock, if such purchase price does not exceed 20% of the investor's net worth (including the net worth of the investor's spouse) at the time of purchase ("net worth") meaning the excess of all assets over all liabilities under special provision for valuation of the principal residence of the investor).

               b. Any natural person whose individual net worth* or joint net worth* with that persons spouse, at the time of purchase exceeds $1,000,000.00;

               c. Any natural person who had an individual income** not including the income of the investor's spouse (even if they are purchase Units as joint tenants or tenants in common), in excess of $200,000 in each of the two most recent years and who reasonably expects an income** in excess of $200,000 in the current year.

               d. Any business development company as defined in section 2(a)48 of the Investment Company Act of 1940; or any Small Business Investment Company licensed by the U.S. Small Business administration under section 301 (c) or (d) of the Small Business Administration Act of 1958;

               e. Any private business development company as defined in section 202(a) of the Investment Advisers Act of 1940;

               f. Any director, executive offer of general partner of the issuer of the securities being offered or sold, or any director, executive offer or general partner of a general partner of that issuer;

               g. Any entity in which all of the equity owners are accredited investors under paragraphs (b), (c), (d), (e), or (f) above.

----------------------------------------------------

* For this purpose, a person's net worth is the excess of all of the person's assets over all of the person's liabilities. For the purposes of determining person's net worth, the principal residence owned by an individual shall be valued at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined by a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. For the purposes of this provision, "institutional lender" means a bank, savings and loan association, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender upon loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

** For this purpose, a person's income is the amount of his individual adjusted gross income (as reported on a federal income tax returns), increased by the following amounts: (a) any deduction for a portion of long term capital gains (Section 1202 of the Internal Revenue Code (the "Code"); (b) any deduction for depletion (Section 611 et seq. of the Code); (c) any exclusion for interest on tax-exempt municipal obligations (Section 103 of the Code); and (d) any losses of a partnership allocated to the individual limited partner (as reported on Schedule E of Form 1040).

         9.  Non-Accredited Investor.

               a. My present net worth (exclusive of home, furnishings and automobiles) exceeds five times my contemplated investment in the Company (_____Yes ______No) b. During the previous tax year I had an annual taxable income in excess of $______________. c. During the present tax year I anticipate an annual taxable income in excess of $______________.

         10. Agency Approval. No federal or state agency has made any determination as to the fairness of the offering for investment purposes, or any recommendations or endorsements of the Shares.

C.       MISCELLANEOUS

         1. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         2. This contains the entire agreement between the parties with respect to the subject matter hereof. The provisions of this Agreement may not be modified or waived except in writing.

         3. The headings contained in this Agreement are for convenient reference only, and they shall not limit or otherwise affect the interpretation of any term or provision hereof.

         4. The Shares described for herein will be acquired solely by Subscriber for Subscriber's own account and not on behalf of any other person or organization or entity, and not with a view to, or for resale in connection with, any distribution of the Shares within the meaning of the California Corporations Code. Subscriber agrees to retain the Shares subscribed for herein until such time as the resale or transfer of said Shares can be lawfully effected in compliance with applicable securities laws. The Subscriber understands and agrees that there may be other restrictions and conditions on sale of the Shares under the terms and conditions of the applicable laws of the Subscriber's state of residence.

The securities are being acquired in good faith solely for my own account (personal or corporate), for investment purposes only, and are not being purchased with a view to the resale, distribution, subdivision, or fractionalization thereof.

I hereby subscribe to                shares of common stock in E-BAIT, Inc.
                     ----------------
for a total purchase price of $                     (@ $.50 per share)
                                --------------------

(Please return this agreement with your check made payable to E-BAIT, Inc.)


In WITNESS WHEREOF, the undersigned has executed this Agreement as of this

__________ day of _________________, 1999.


------------------------------------------------------------------------------
Subscriber Signature                                    Social Security Number


------------------------------------------------------------------------------
Subscriber Name                                          Subscriber Occupation


------------------------------------------------------------------------------
Work Phone Number                                            Home Phone Number


------------------------------------------------------------------------------
Address (Number, Street,)                            Address (City, State, Zip)


                                 OFFICE USE ONLY

Accepted by Authorized Officer:
                               -----------------------------------------------
                                                   E-Bait, Inc .
Date Received:
              -----------------------
================================================================================

CERTIFICATE #                   DTD:  /  /     Accredited Investor:  Y E S/ N O
               ----------------     ---------
QUANTITY:                       $:                 Check #
          ---------------------  -------------            --------------

Return Receipt Date(s): Sent   /  /    Confirmation   /  /
                           ------------           -----------

                              STATE OF CALIFORNIA



                               SECRETARY OF STATE


     I, BILL JONES, Secretaty of state of the State of California, hereby certify:


     That the attached transcript of _________pages(s) has been compared with the record on the file in this office, of which it purports to be a copy, and that it is full, true and correct.



                             IN WITNESS WHEREOF, I excute this
                                certificate and affix the Great Seal of
                                the State of California this day of



            {Seal}
The Secretary of the of California



                                    By:  /s/  Bill Jones
                                       ---------------------------------------
                                              Bill Jones
                                              Secretary of State